11903062


















                       AMERICAN PRESIDENT COMPANIES, LTD.

                                     RETIREMENT PLAN


















                                                Second Amendment and Restatement
                                                       Effective January 1, 1993


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                                    TABLE OF CONTENTS

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                                                                                      Page

PREAMBLE                                                                                iv

ARTICLE 1: DEFINITIONS                                                                   1

ARTICLE 2: ELIGIBILITY                                                                   5
       2.1      Date of Participation                                                    5
       2.2      Participation Requirements                                               5

ARTICLE 3: RETIREMENT DATE                                                               7
       3.1      Retirement Date                                                          7
       3.2      Normal Retirement Date                                                   7
       3.3      Early Retirement Date                                                    7
       3.4      Postponed Retirement Date                                                7
       3.5      In-Service Retirement Date                                               7

ARTICLE 4: AMOUNT OF RETIREMENT INCOME                                                   8
       4.1      Normal Retirement Income                                                 8
       4.2      Participants Transferring Among Certain
                Companies                                                               10
       4.3      Participants Transferring From Another Company-
                Supported Plan                                                          14
       4.4      Participants Transferring to Another Company-
                Supported Plan                                                          14
       4.5      Early Retirement Income                                                 14
       4.6      Postponed and In-Service Retirement Income                              15
       4.7      Supplemental Retirement Income                                          16
       4.8      COLA-Adjusted Retirement Income                                         16
       4.9      Interest on Installments                                                17
       4.10     Retirement Income Limitations                                           18
       4.11     Return to Employment Following Retirement                               22
       4.12     Deemed Termination After Normal Retirement Date                         23
       4.13     Prior Benefit Accrual                                                   23
       4.14     Disabled Participants                                                   24
       4.15     Cessation of Disability                                                 25

ARTICLE 5: TERMINATION OF EMPLOYMENT PRIOR TO
       RETIREMENT                                                                       26
       5.1      Termination of Service After Vesting                                    26
       5.2      Termination of Service Before Vesting                                   26
       5.3      Forfeitures                                                             27

ARTICLE 6: FORMS OF BENEFIT PAYMENT                                                     28
       6.1      Normal Form of Retirement Income                                        28
       6.2      Normal Form of Supplemental Retirement Income                           28
       6.3      Optional Forms of Retirement Income                                     29
       6.4      Small Payments                                                          32
       6.5      General Rule on Commencement Dates                                      32

ARTICLE 7: DEATH BENEFITS                                                               33
       7.1      Surviving Spouse Benefit                                                33
       7.2      Return of Contributions                                                 34
       7.3      Other Death Benefits                                                    34

ARTICLE 8: FINANCING THE PLAN                                                           35
       8.1      Participant Contributions                                               35
       8.2      Employer Contributions                                                  35
       8.3      Trust Agreement                                                         35
       8.4      Reversion of Assets                                                     35

ARTICLE 9: ADMINISTRATION OF THE PLAN AND MANAGEMENT OF
       ASSETS                                                                           36
       9.1      Plan Sponsor and Plan Administrator                                     36
       9.2      Administrative Responsibilities                                         36
       9.3      Management of Plan Assets                                               36
       9.4      Trustee and Investment Managers                                         36
       9.5      Delegation of Fiduciary Responsibilities                                37
       9.6      Enrolled Actuary                                                        37
       9.7      Reliance Upon Advice                                                    37
       9.8      Funding Policy                                                          37
       9.9      Communication of Financial Needs                                        37
       9.10     Administrative Expenses                                                 38
       9.11     Manner of Payments                                                      38

ARTICLE 10: AMENDMENT OR TERMINATION                                                    39
       10.1     Amendments                                                              39
       10.2     Merger, Consolidation or Transfer                                       39
       10.3     Rights and Obligations Upon Termination                                 39
       10.4     Limitations Upon Highest-Paid Employees                                 40

ARTICLE 11: GENERAL PROVISIONS                                                          42
       11.1     No Implied Employment Contract                                          42
       11.2     Benefits Not Assignable                                                 42
       11.3     Payments Under Qualified Domestic Relations
                Order (QDRO)                                                            43
       11.4     Payments of Benefits to Infants or
                Incompetents                                                            43
       11.5     Proof of Age and Marriage                                               43
       11.6     Source of Benefits                                                      44
       11.7     Overpayments and Underpayments                                          44
       11.8     Service in Multiple Fiduciary Capacities                                44
       11.9     Criminal Acts                                                           44
       11.10    IRS Qualification                                                       44
       11.11    Construction of Plan                                                    44
       11.12    Forms for Plan Communications                                           45
       11.13    Governing Law                                                           45

ARTICLE 12: PERIOD OF SERVICE                                                           46
       12.1     Period of Employment Relationship                                       46
       12.2     Interval Between Periods of Employment                                  46
       12.3     Predecessor Companies                                                   46
       12.4     Other Periods                                                           47
       12.5     Years in a Period of Service                                            47

ARTICLE 13: CLAIMS AND INQUIRIES                                                        48
       13.1     Application for Benefits                                                48
       13.2     Denial of Application                                                   48

ARTICLE 14: REVIEW OF DENIED CLAIMS                                                     49
       14.1     Review Panel                                                            49
       14.2     Request for Review                                                      49
       14.3     Decision on Review                                                      49
       14.4     Rules and Interpretations                                               49
       14.5     Exhaustion of Remedies                                                  50

ARTICLE 15: TOP-HEAVY PROVISIONS                                                        51
       15.1     Determination of Top-Heavy Status                                       51
       15.2     Minimum Benefit                                                         51
       15.3     Minimum Vesting                                                         51
       15.4     Effect of Change in Top-Heavy Status                                    51
       15.5     Impact on Benefit Limitations                                           51
       15.6     Definitions                                                             52

ARTICLE 16: EXECUTION                                                                   54

APPENDIX A: ACTUARIAL EQUIVALENT FACTORS                                                55

APPENDIX B: DIRECT ROLLOVER PROVISIONS                                                  58

                                         PREAMBLE


The American President Companies, Ltd. Retirement Plan, as set forth herein, shall become effective as of January 1, 1993, except as otherwise provided. It constitutes a second amendment, restatement and continuation of the Retirement Plan for Non-Bargaining Unit Employees of American President Companies, Ltd., as in effect on December 31, 1992. Except as may specifically be provided otherwise in the Plan, the rights of Participants who retired or who terminated their employment prior to January 1, 1993, shall be determined solely in accordance with the provisions of the Plan then in effect. In addition, the rights of Participants who retire on an Early, Normal or Postponed Retirement Date prior to January 1, 1993, shall be determined in accordance with the provisions of the Plan in effect on December 31, 1992, and the amendments taking effect on January 1, 1993, shall not apply to such Participants.
                                    ARTICLE 1

                                   DEFINITIONS

1.1 "Accumulated Contributions" means the aggregate of a Participant's employee contributions, if any, under a Prior Plan or the Natomas Plan, with interest credited in accordance with such plan to August 31, 1983, and compounded annually at the rate of five percent (5%) for the period from September 1, 1983, through May 31, 1988, and at the rate prescribed by Section 411(c)(2)(C) of the Code for all periods subsequent to May 31, 1988.

1.2 "Actuarial Equivalent" means the equivalent of the benefit otherwise payable to a Participant, determined in accordance with the actuarial equivalent factors set forth in Appendix A to the Plan, attached hereto.

1.3 "Affiliate" means any member of a group of one or more chains of corporations connected through stock ownership with the Company, if:

       (A) Stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock of each of the corporations, except the Company, is owned by one or more of the other corporations; and

       (B) The Company owns stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock of at least one of the other corporations excluding, in computing such voting power or value, stock owned directly by such other corporations.

       In addition, the term "Affiliate" includes any other entity which the Company has designated in writing as an Affiliate for purposes of the Plan. An entity shall be considered an Affiliate only with respect to periods for which such designation is in effect or during which the relationship described in Paragraphs (A) and (B) above exists.

1.4 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order (as defined in Section 414(p) of the Code) as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

1.5 "Annuity Starting Date" means a Participant's Retirement Date, as described in Section 3.1, on which a Retirement Income is first payable as an annuity or, in the case of a Retirement Income not payable as an annuity, the Retirement Date on which all events have occurred that entitle the Participant to such Retirement Income.

1.6 "APC Transferee" means a Participant who, at any time prior to November 30, 1983, has transferred directly from employment with an Employer to employment with Natomas Company, or with another corporation which adopted the Natomas Plan, and who is a participant in the Natomas Plan.

1.7 "Average Annual Compensation" means one fifth (1/5) of the highest sum of a Participant's Eligible Compensation for any five (5) consecutive calendar years during the Participant's Credited Period of Service. If the Participant's Credited Period of Service contains fewer than five
       (5) June 1 dates, "Average Annual Compensation" means the sum of his Eligible Compensation for each of the calendar years that contain a June 1 date divided by the number of such years. If a Participant is on an approved absence (within the meaning of Section 12.1(B)), without receiv ing any Base Compensation from an Employer, on June 1 of any calendar year, then the Participant's Eligible Compensation for the calendar year that contains the June 1 date immediately preceding the start of the absence shall be substituted in the computation.

1.8 "Average Social Security Base" means "covered compensation," as defined in
       Section 401(l)(5)(E) of the Code.

1.9 "Base Compensation" means a Participant's rate of basic earnings on June 1 while the Participant is an Eligible Employee, including amounts contributed on a pre-tax basis under Sections 125 or 401(k) of the Code to a plan maintained by the Employer, and excluding overtime pay, bonuses, commissions, incentive compensation and Employer contributions (other than salary deferrals) to this or any other benefit plan.

1.10 "Beneficiary" means one or more persons designated by the Participant by filing the prescribed form with the Company prior to his death. In the event that no beneficiary so designated survives the Participant, the Participant's estate shall be considered the Beneficiary.

1.11           "Code" means the Internal Revenue Code of 1986, as amended.

1.12 "Company" means American President Companies, Ltd., a Delaware corporation.

1.13   "Credited Period of Service" means:

       (A) The credited period of service completed by the Participant prior to August 31, 1983, under the provisions of a Prior Plan applicable to service for benefit accrual purposes, determined without regard to any breaks in service; plus

       (B) Any period completed by the Participant on or after August 31, 1983, to the extent that (i) such period constitutes a Period of Service under Article 12 and (ii) the Participant is an Eligible Employee during such period; plus

       (C) In the case of an individual who first becomes an Employee on or after January 1, 1993 and who thereafter becomes a Participant, any period completed by such individual prior to becoming a Participant to the extent that (i) such period constitutes a Period of Service under Article 12 and (ii) the individual is an Eligible Employee during such period; plus

       (D)In the case of a Natomas Transferee, the credited period of service completed by the Natomas Transferee prior to his transfer, as determined under the provisions of the Natomas Plan applicable to service for benefit accrual purposes; minus

       (E)The number of years (and fractions thereof) included in Paragraphs
               (A), (B), (C) and (D) above that were used to calculate a Retirement Income that was paid to the Participant in the form of a lump sum distribution under the Plan, unless the Participant is reemployed as an Eligible Employee and repays the lump sum distribution, together with interest thereon at the rate specified in Section 1.1, prior to his subsequent Annuity Starting Date. However, the years described in this Paragraph (E) shall be taken into account in determining which accrual rate applies under Section 4.1.

1.14   "Eligible Compensation" for any calendar year means the     sum of:

       (A) The Participant's rate of annual Base Compensation in effect on June 1 of such calendar year;

       (B) Any cash bonus that he receives during such calendar year under the Company's year-end bonus plan for executives and key employees;

       (C) The total amount of any overtime pay that he receives during such calendar year, except that any overtime pay received during a calendar year in which he completes a Credited Period of Service of less than twelve (12) months shall be divided by the number of completed months in such Credited Period of Service and then multiplied by twelve (12); and

       (D) The total amount of any commissions that he receives during such calendar year, except that any commissions received during a calendar year in which he completes a Credited Period of Service of less than twelve (12) months shall be divided by the number of completed months in such Credited Period of Service and then multiplied by twelve (12).

       The aggregate amount of all Eligible Compensation taken into account under the Plan for 1993 shall in no event exceed $235,840, which is the limitation in effect for that year under section 401(a)(17) of the Code, and for any later calendar year shall in no event exceed one hundred and fifty thousand dollars ($150,000) for any Employee. The one hundred and fifty thousand dollars ($150,000) amount shall automatically be adjusted for each calendar year to reflect the cost-of living adjustment (if any) announced by the Commissioner of Internal Revenue for such calendar year. The one hundred and fifty thousand dollars ($150,000) limit, as adjusted, shall apply separately to Eligible Compensation for each calendar year, not to Average Annual Compensation.

       For purposes of applying the foregoing dollar limitation, the Eligible Compensation of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the Eligible Compensation of such top-10 Highly Compensated Employee or five-percent owner with the Eligible Compensation of any Employees who are family members of such top-10 Highly Compensated Employee or five-percent owner. (For purposes of this Section 1.14 only, "family members" means an individual's spouse and any lineal descendants who have not attained age 19 prior to the end of the Plan Year.) If, as a result of the application of such family-aggregation rules, the foregoing dollar limitation is exceeded, then the limitation shall be prorated among the individuals in each family-aggregation group in proportion to each such individual's Eligible Compensation, determined without regard to the application of the family-aggregation rules or the foregoing limitation.

1.15   "Eligible Employee" means an Employee who meets the requirements of
       Section 2.2, except an Employee who is a "leased employee" (within the meaning of Section 414(n) of the Code) with respect to an Employer.

1.16 "Employee" means an individual who is (i) a common-law employee of an Employer or (ii) a "leased employee" (within the meaning of Section 414(n) of the Code) with respect to an Employer.

1.17 "Employer" means each Affiliate which has been designated in writing as an Employer by the Company, while such designation is in effect. The Company, in writing, may designate an Affiliate as an Employer with respect to certain employees, to the exclusion of the other employees of such Affiliate.

1.18 "Enrolled Actuary" means an individual who has been approved by the Joint Board for the Enrollment of Actuaries to perform actuarial services required by ERISA or the regulations thereunder.

1.19 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

1.20 "Highly Compensated Employee" for any Plan Year means any active Employee who, during the look-back year:

       (1) Received Total Compensation of more than $50,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment);

       (2) Received Total Compensation of more than $50,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and (if the Company elects to apply this limitation) was a member of the Top-Paid Group; or

       (3) Was an officer of a member of the Affiliated Group and received Total Compensation of more than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code.

               The term "Highly Compensated Employee" also includes:
               (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Total Compensation from members of the Affiliated Group during the determination year; and (2) Employees who are five-percent owners at any time during the look-back year or determination year. If no officer has satisfied the Total Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

               If an Employee is, during a determination year or look-back year, a Family Member of either a five-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Total Compensation paid during such year, then the Family Member and the five-percent owner or top-10 Highly Compensated Employee shall be aggregated. In such case, the Family Member and the five-percent owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan benefits of the Family Member and five-percent owner or top-10 Highly Compensated Employee.

               For purposes of this Section 1.20, the determination year shall be the Plan Year and the look-back year shall be the 12-month period immediately preceding the determination year, unless the Company has made the calendar-year election described in Income Tax Regulations section 1.414(q)-1T A-14(b) or its successor.

               The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, the top 100 Employees, the number of Employees treated as officers and the Total Compensation that is considered, will be made in accordance with section 414(q) of the Code and regulations thereunder.

1.21 "Highly Compensated Former Employee" for any Plan Year means a former Employee who separated from service (or is deemed to have separated from service) prior to the Plan Year, performs no service for any Affiliate during such Plan Year and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Former Employee will be made in accordance with section 414(q) of the Code and regulations thereunder.

1.22   "Hour of Service" means:

       (A) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of services,

       (B) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Employer has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay, and

       (C) Each hour for which an Employee is directly or indirectly paid, or entitled to payment of an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by an Employer.

               The foregoing notwithstanding:

               (1) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (B) or (C) above on account of any single continuous period of time during which no services are performed.

               (2) An hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

               (3) Hours of Service shall not be credited for payments that solely reimburse an Employee for medical or medically related expenses.

               (4) The same Hour of Service shall not be credited to an Employee both under Paragraph (A) or (B) and under Paragraph (C).

               (5) The computation period to which Hours of Service determined under Paragraph (B) or (C) are to be credited shall be determined under applicable federal law and regulations, including, without limitation, Department of Labor Regulation section 2530.204-2.

               Each Employee for whom monthly records are not kept shall be credited with 190 hours for each month for which such Employee would be entitled to credit for one Hour of Service under Subsection (A), (B) or (C) above.

               The Company shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations, including, without limitation, Department of Labor Regulations section 2530.200b-2.

1.23 "Investment Manager" means any person who is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in such Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state.

1.24 "Married Participant" means a Participant who is lawfully married, as determined under the laws of the state where such Participant is domiciled.

1.25 "Natomas Company" means Natomas Company, a California corporation and, prior to August 31, 1983, the parent corporation of the Company.

1.26 "Natomas Plan" means the Retirement Plan for Employees of Natomas Company and Participating Companies, a qualified defined-benefit pension plan maintained by Natomas Company, as in effect on August 31, 1983.

1.27 "Natomas Transferee" means a Participant who was a participant in the Natomas Plan and who, at any time prior to November 30, 1983, has transferred directly from employment with Natomas Company, or with another corporation which adopted the Natomas Plan, to employment with an Employer as an Eligible Employee.

1.28 "Participant" means an Eligible Employee who becomes a Participant pursuant to Article 2 and who continues to be entitled to any benefits under the Plan.

1.29 "Period of Service" means an individual's period of employment with any Affiliate, as determined under Article 12.

1.30 "Plan" means this American President Companies, Ltd. Retirement Plan, as amended from time to time.

1.31 "Plan Year" means the twelve (12) consecutive month period ending each May 31.

1.32 "Primary Social Security Benefit" means the estimated annual benefit to which a Participant will be entitled under the Federal Social Security program upon attaining age 65. A Participant's Primary Social Security Benefit shall be estimated by the Company as of the date the Participant ceases to be an Employee on the basis of:

       (A) In the case of a Participant who retires on a Retirement Date, the assumption that such Participant has no income that constitutes "wages" for purposes of the Federal Social Security program after the earlier of his Retirement Date or age sixty-five (65);

       (B) In the case of a Participant who ceases to be an Employee prior to a Retirement Date, the assumption that his income that constitutes "wages" for purposes of the Federal Social Security program for each calendar year beginning with the year in which he ceases to be an Employee and ending with the year that includes his sixty-fifth (65th) birthday is equal to the annualized rate of his compensation from the Affiliates that constitutes "wages" for purposes of the Federal Social Security program immediately prior to the date such Participant ceases to be an Employee; and

       (C) The Participant's annualized rate of compensation during the Participant's initial period as an Employee (as determined by the Company), projected backward to reflect growth at the rate of the National Average Wage Index plus two percentage points; provided, however, that a Participant may supply the Company with documentation of the Participant's actual earnings history prior to the commencement of benefits under the Plan, in which case the Participant's Primary Social Security Benefit shall be estimated on the basis of such actual earnings history.

1.33 "Prior Plan" means (i) the Retirement Plan for Non- Bargaining Unit Employees of American President Lines, Ltd., as in effect prior to August 31, 1983, and (ii) each "prior plan," as defined therein.

1.34 "Retirement Income" means the retirement benefits provided to Participants and their spouses, joint annuitants and Beneficiaries in accordance with the applicable provisions of Articles 4 and 5, except that such term shall not include any benefits which are payable to an Alternate Payee pursuant to a qualified domestic relations order under
       Section 414(p) of the Code.

1.35   "Supplemental Retirement Income" means:

       (A) In the case of a Participant who is also entitled to a regular Retirement Income, the annual benefit to which the Participant would be entitled, commencing on his Normal Retirement Date, in the form of a single-life annuity equal to the product of (i) his employee contributions (if any) under a Prior Plan or the Natomas Plan, plus interest credited in accordance with such plan to August 31, 1983, and compounded annually at the rate of five percent (5%) for the period from September 1, 1983, to the date on which he would attain his Normal Retirement Date, times (ii) a conversion factor of ten percent (10%); and

       (B) In the case of a Participant who is not entitled to a regular Retirement Income, the annual benefit to which the Participant would be entitled, commencing on his Normal Retirement Date, in the form of a single-life annuity equal to the product of (i) his Accumulated Contributions as of his Normal Retirement Date times
               (ii) a conversion factor of ten percent (10%). For purposes of this calculation, the interest rate to be credited to the Partici pant's Accumulated Contributions from his Annuity Starting Date to his Normal Retirement Date shall be the interest rate in effect under Section 1.1 on his Annuity Starting Date.

1.36 "Top-Paid Group" for any Plan Year means the top 20 percent (in terms of Total Compensation) of all Employees of the Company and its Affiliates, excluding the following:

       (a) Any Employee covered by a collective bargaining agreement who is not an Eligible Employee;

       (b) Any Employee who is a nonresident alien with respect to the United States who receives no income with a source within the United States from a the Company or its Affiliates;

       (c) Any Employee who has not completed six months of service by the end of the applicable year (including service in the preceding year);

       (d)    Any Employee who normally works less than 17_ hours per week;

       (e) Any Employee who normally works no more than six months during any year; and

       (f) Any Employee who has not attained the age of 21 at the end of the Plan Year."

1.37 "Total Compensation" means "wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined:

               (i) Without regard to any rules that limit the remuneration included in "wages" based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code); and

               (ii) By including amounts deferred but not refunded under a cafeteria plan, as such term is defined in section 125(c) of the Code and under a plan qualified under section 401(k) of the Code.

1.38 "Trust Agreement" means the trust agreement between the Company and the Trustee, established for the purpose of funding benefits under the Plan, or any successor trust agreement or agreements.

1.39 "Trustee" means the trustee or trustees appointed by the Company pursuant to Section 9.3.

1.40 "Trust Fund" means all money or other property held by the Trustee pursuant to the terms of the Trust Agreement.

1.41 "United States" means the 50 states of the United States, the District of Columbia, Puerto Rico and Guam.
                                    ARTICLE 2

                                   ELIGIBILITY

2.1    Date of Participation

       Each individual who first becomes an Employee prior to January 1, 1993 and who meets the requirements specified in Section 2.2 shall become a Participant on the first day of the month coincident with or next following the date on which he completes the requirements. Each individual who first becomes an Employee on or after January 1, 1993 and who completes at least 1,000 Hours of Service during the 12-month period measured from his or her date of hire as an Employee shall become a Participant on the December 1 or June 1 coincident with or immediately following the first anniversary of his date of hire, provided that he has met the requirements specified in Section 2.2. If an Employee does not complete at least 1,000 Hours of Service during the 12-month period measured from his date of hire as an Employee, he shall become a Partici pant on the June 1 following the first Plan Year commencing after his date of hire during which he completes at least 1,000 Hours of Service, provided that he has met the requirements specified in Section 2.2. The foregoing notwithstanding, (A) July 1, 1993 is the first date on which an Employee who is compensated by an Employer on a nonsalaried basis is eligible to become a Participant and (B) an Employee who previously had been an active Participant in the Plan, but who ceased active participation due to termination of employment, shall resume active participation immediately upon fulfillment of the requirements specified in Section 2.2.

2.2    Participation Requirements

       Effective as of January 1, 1993, the requirements for becoming a Participant are that the Employee must:

       (A) Be employed in the United States, or be employed outside the United States and be eligible for home leave;

       (B) Not be a member of a collective bargaining unit covered by a collective bargaining agreement, unless such agreement provides for coverage of the bargaining unit members under the Plan;

       (C) Not be classified by the Company as a driver, driver-trainer or temporary employee; and

       (D) Not be eligible to participate in or accrue benefits under any other funded pension or retirement plan to which his Employer makes contributions, other than federal Social Security and the American President Companies, Ltd. SMART Plan.

       For purposes of Article 4, an Employee shall continue to be a Participant entitled to accrue a Credited Period of Service only during the period during which he satisfies all of the above requirements, except that a Participant who is transferred to sea duty after November 15, 1972, may continue to accrue a Credited Period of Service if his absence from shoreside employment is due to unusual circumstances, as authorized by the Company in writing for periods not in excess of one (1) year.
                                    ARTICLE 3

                                 RETIREMENT DATE

3.1    Retirement Date

       A Participant's "Retirement Date" shall be his Normal, Early, Postponed or In-Service Retirement Date (whichever is applicable) unless the Participant's Retirement Income commences or is paid as of another date pursuant to Section 4.5 or 5.1, which date shall be his Retirement Date. In no event, however, shall a Participant's Retirement Income commence later than his In-Service Retirement Date.

3.2    Normal Retirement Date

       A Participant's "Normal Retirement Date" shall be the first day of the month coincident with or next following his sixty-fifth (65th) birthday.

3.3    Early Retirement Date

       An individual who became a Participant before November 11, 1986, may retire on the first day of any month coincident with or subsequent to his fifty-fifth (55th) birthday, which day shall be his "Early Retire ment Date."

       An individual who becomes a Participant on or after November 11, 1986, may retire on the first day of any month coincident with or subsequent to the later of (i) his fifty-fifth (55th) birthday or (ii) the date when he completes a Period of Service of five (5) years, which day shall be his "Early Retirement Date."

3.4    Postponed Retirement Date

       If a Participant continues in the service of any Affiliate beyond his Normal Retirement Date, the first day of the month coincident with or next following the termination of his employment after his Normal Retire ment Date shall be his "Postponed Retirement Date."

3.5    In-Service Retirement Date

       If a Participant continues in the service of any Affiliate beyond the April 1 following the calendar year in which he attains age seventy and one-half (70_), then such April 1 shall be his "In-Service Retirement Date." The preceding sentence notwithstanding, if a Participant other than a five percent (5%) owner of the Company attains age seventy and one-half (70_) in 1988 or 1989, his In-Service Retirement Date shall be April 1, 1990.
                                    ARTICLE 4

                           AMOUNT OF RETIREMENT INCOME

4.1    Normal Retirement Income

       A Participant who retires on his Normal Retirement Date (or at any time between his sixty-fifth (65th) birthday and his Normal Retirement Date) shall be entitled to receive a Normal Retirement Income.

       Subject to the remaining Sections of this Article 4 and the provisions of Article 6 (Forms of Benefit Payment) and Section 10.4 (Limitations Upon Highest-Paid Employees), a Participant's annual rate of Retirement Income, commencing on his Normal Retirement Date, shall be equal to the amount described in Paragraph (A) below, minus the amount described in Paragraph (B) below, but not greater than the amount described in Paragraph (C) below.

       (A) The amount described in this Paragraph (A) shall be equal to a percentage of the Participant's Average Annual Compensation. Such percentage shall be equal to the sum of:

               (1) The product of two and two-tenths percent (2-2/10%) times the number of years in the Participant's Credited Period of Service completed prior to January 1, 1993 not in excess of twenty (20); plus

               (2) The product of one percent (1%) times the number of years in the Participant's Credited Period of Service completed prior to January 1, 1993 in excess of twenty (20); plus

               (3) The product of one and two-thirds percent (1-2/3%) times the number of years in the Participant's Credited Period of Service completed after December 31, 1992.

       (B) The amount described in this Paragraph (B) shall be equal to a percentage of the Participant's Primary Social Security Benefit equal to the product of one and two-thirds percent (1-2/3%) times the number of years in the Participant's Credited Period of Service.

       (C) The amount described in this Paragraph (C) shall be equal to fifty percent (50%) of the amount (if any) by which the Participant's Average Annual Compensation exceeds his Primary Social Security Benefit.

       Partial years in the Participant's Credited Period of Service shall be rounded up to the next higher whole month and then counted as the appropriate fraction of a year.

4.2    Participants Transferring Among Certain Companies

       In the case of a Natomas Transferee, the annual rate of Retirement Income, commencing on his Normal Retirement Date, shall be the larger of the amounts described in Paragraphs (A) or (B) below.

       (A) The amount described in this Paragraph (A) shall be equal to the amount computed pursuant to Section 4.1. For this purpose, the Natomas Transferee's credited period of service under the Natomas Plan shall be included, as provided in Section 1.13(D).

       (B) The amount described in this Paragraph (B) shall be equal to the sum of:

               (1)    The amount computed pursuant to Section 4.1, except that
                      Section 1.13(D) shall be disregarded and the Natomas Transferee's credited period of service under the Natomas Plan shall be excluded; plus

               (2) The annual normal retirement benefit which the Natomas Transferee had accrued under the Natomas Plan as of the date of his transfer to an Employer (in the form of a single-life annuity).

       In the case of a Participant who (i) had been transferred between Pacific Far East Lines, Inc. ("PFEL") and an Employer prior to July 1, 1971, (ii) was employed by an Employer on such date and (iii) retires while employed by an Employer after March 1, 1973, the Participant's Retirement Income provided in Section 4.1 first shall be computed as if employment with PFEL had been with an Employer. The amount so determined then shall be reduced by the annual normal retirement benefit which the Participant is eligible to receive (in the form of a single-life annuity) from the retirement plan of PFEL.

4.3    Participants Transferring From Another Company-Supported    Plan

       In the case of an Employee who ceases to be eligible for another defined-benefit plan qualified under U.S. law and funded at least in part by Employer contributions (and who, therefore, becomes a Participant in this Plan pursuant to Section 2.1), the Retirement Income provided in
       Section 4.1 shall be computed in accordance with the Retirement Income formula in effect as of his Retirement Date as if the Participant had not been excluded from participation under Section 2.2(D). The amount so determined then shall be reduced by the annual normal retirement income benefit which the Participant is eligible to receive (in the form of a single-life annuity) from such other plan. If, in the case of such a Participant who previously participated in the Retirement Plan for Employees of American President Lines, Ltd. Represented by the Professional, Office and Industrial Division, Marine Engineers' Beneficial Association (AFL-CIO) and the Marine Clerks Association,
       Local 63, I.L.W.U. (the "Bargained Retirement Plan"), assets and liabilities associated with such Participant's benefit under the Bargained Retirement Plan have been transferred to the Plan in accordance with Section 4.3 of the Bargained Retirement Plan, then the Participant's entire benefit shall be paid from the Plan.

4.4    Participants Transferring to Another Company-Supported
       Plan

       In the case of an Employee who becomes eligible to participate in another plan funded at least in part by Employer contributions (and who, therefore, ceases active participation in this Plan pursuant to Section 2.2), the Retirement Income provided in Section 4.1 shall be computed based upon the Employee's Credited Period of Service and Average Annual Compensation as of the date he ceases active participation pursuant to
       Section 2.2 and upon the Plan's benefit formula then in effect. From time to time, the Company shall transfer to the Bargained Retirement Plan assets and liabilities associated with the Plan benefits of Participants who have ceased active participation in Plan and become eligible to participate in the Bargained Retirement Plan. All such transfers shall be made in accordance with section 414(l) of the Code and shall not result in the reduction of any protected benefits within the meaning of section 411(d)(6) of the Code and regulations promulgated thereunder. After any such transfer, the affected Participant shall cease to be a Participant in this Plan and shall receive his or her entire benefit from the Bargained Retirement Plan.

4.5    Early Retirement Income

       A Participant who retires on an Early Retirement Date may elect to receive one of the following:

       (A) Commencing on his Normal Retirement Date, or on the first day of any month prior to his Normal Retirement Date but coinciding with or following his sixty-second (62nd) birthday, the Retirement Income benefit accrued by him pursuant to Section 4.1.

       (B) Commencing on his Early Retirement Date or on the first day of any month between his Early Retirement Date and his sixty-second
               (62nd) birthday (as selected by the Participant pursuant to Section 6.3(E)), the Retirement Income benefit described in Paragraph (A) above, reduced by one and one-fourth percent (1-1/4%) for each of the first twenty-four (24) full months and one-third of one percent (1/3%) for each of the next sixty (60) full months by which the commencement of benefits precedes the first day of the month coinciding with or next following the Participant's sixty-second (62nd) birthday.

       For the purpose of determining a Participant's eligibility to receive a Retirement Income pursuant to this Section 4.5 (but not the amount of such Retirement Income), a Participant who transferred from another com pany described in Sections 4.2 or 4.3 shall be credited with a Credited Period of Service for his employment with the other company. The amount of such Retirement Income shall be determined pursuant to Sections 4.2 or 4.3 in conjunction with this Section 4.5.

4.6    Postponed and In-Service Retirement Income

       A Participant who retires on a Postponed Retirement Date or who reaches his In-Service Retirement Date during a Period of Service with any Affiliate shall receive, commencing on his Postponed or In-Service Retirement Date, whichever is earlier, the Retirement Income provided by
       Section 4.1, based upon the benefit formula then in effect and the Participant's Credited Period of Service and Average Annual Compensation as of his Annuity Starting Date.

       A Participant's In-Service Retirement Income shall be recalculated as of each January 1 following his In-Service Retirement Date and before his Postponed Retirement Date based upon the benefit formula then in effect and the Participant's total Credited Period of Service and Average Annual Compensation as of such January 1. If the recalculated In-Service Retirement Income is greater than the Participant's In-Service Retirement Income as of the next preceding January 1 (when both are expressed as a benefit payable in the normal form), then such excess Retirement Income shall be payable to the Participant as of the January 1 for which the recalculation is made, in the same form as previously elected. If the recalculated In-Service Retirement Income is equal to or less than the previous In-Service Retirement Income, then there shall be no adjustment to his In-Service Retirement Income. A Participant who retires on a Postponed Retirement Date that follows his In-Service Retirement Date shall have his Retirement Income redetermined and adjusted, if required, as of his Postponed Retirement Date, in the manner provided above, except that the Participant's total Credited Period of Service and Average Annual Compensation as of his Postponed Retirement Date shall be used.

4.7    Supplemental Retirement Income

       If a Participant who separates from all service with any Affiliate made employee contributions under a Prior Plan or the Natomas Plan, the Participant shall receive a Supplemental Retirement Income determined under Section 1.33. Such Supplemental Retirement Income shall commence on the Participant's Normal Retirement Date, unless he receives a Retirement Income on a Retirement Date other than the Normal Retirement Date.

       If a Participant elects to have his Retirement Income commence on a Retirement Date which precedes his Normal Retirement Date, his Supplemental Retirement Income also shall commence on such Retirement Date and shall be reduced by one one-hundred-eightieth (1/180th) for each of the first sixty (60) months and by one three-hundred-sixtieth (1/360th) for each of the next sixty (60) months by which the commence ment of benefits precedes his Normal Retirement Date.

       If a Participant's Retirement Income commences on his Postponed or In-Service Retirement Date, his Supplemental Retirement Income also shall commence on his Postponed or In-Service Retirement Date and shall be increased by one percent (1%) for each month by which retirement is postponed beyond his Normal Retirement Date.

       A Participant's Supplemental Retirement Income shall be payable in a form described in Article 6.

4.8    COLA-Adjusted Retirement Income

       In lieu of a Retirement Income determined under Section 4.1, a Participant who retires or separates from service after becoming vested pursuant to Article 5 shall be entitled to receive his benefit accrued as of December 31, 1992, increased annually pursuant to this Section 4.8 (a "COLA-Adjusted Retirement Income"), beginning on the June 1 next following the commencement of his Retirement Income, provided that the Company determines that the present value of the Participant's COLA-Adjusted Retirement Income is greater than that of his Retirement Income when both are expressed as Actuarially Equivalent lump sums as of the date of the Participant's retirement or separation from service. The surviving spouse or contingent annuitant of a Participant who receives a COLA-Adjusted Retirement Income shall also be entitled to receive a benefit increased annually pursuant to this Section 4.8. In the case of a Participant whom the Company determines is entitled to a COLA-Adjusted Retirement Income (or such Participant's surviving spouse or contingent annuitant), references in the Plan to a Participant's Retirement Income shall be deemed to mean such Participant's COLA-Adjusted Retirement Income.

       Subject to the limitations in the next two sentences, the COLA-Adjusted Retirement Income that a Participant, spouse or contingent annuitant eligible under the preceding paragraph receives for any Plan Year shall be the benefit which results from multiplying the portion of the original benefit he received attributable to his benefit accrued as of December 31, 1992 by the ratio of (i) the CPI-W for U.S. Cities on the February 1 preceding the starting date of the increased benefit to
       (ii) the CPI-W for U.S. Cities on the February 1 preceding the starting date of the original benefit. However, the increase in any Plan Year in a benefit accrued before September 1, 1990, shall never be larger than two and one-half percent (2-1/2%) of the benefit received in the immediately preceding Plan Year. The increase in any Plan Year in a benefit accrued after August 31, 1990 and prior to January 1, 1993, shall never be larger than one and one-half percent (1-1/2%) of the bene fit received in the immediately preceding Plan Year. The "benefit accrued before September 1, 1990," shall be deemed to be equal to the Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on August 31, 1990. The "benefit accrued as of December 31, 1992," shall be deemed to be equal to the Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on December 31, 1992. The "benefit accrued after August 31, 1990 and prior to January 1, 1993," shall be deemed to be equal to (i) the entire Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on December 31, 1992 minus (ii) the Retirement Income that the Participant or his surviving spouse would have received if the Participant had separated from all service with Affiliates on August 31, 1990.

       This Section 4.8 shall be administered so that changes in the base period of years used in computing the CPI-W for U.S. Cities that occur after a Participant's retirement or separation from service shall not affect the cost-of-living adjustments for such Participant, his surviving spouse or contingent annuitant.

       The cost-of-living adjustment provided by this Section 4.8 shall not apply to the Supplemental Retirement Income payable to a Participant, his spouse or contingent annuitant.

4.9    Interest on Installments

       If the payment of a Participant's Retirement Income is made in installments, the unpaid amount shall be credited with interest compounded annually at the rate prescribed in Appendix A for calculating the amount of the initial lump sum benefit, except as otherwise provided in Section 6.3(D). The rate of interest shall not be adjusted to match any subsequent changes in the specified rate.

4.10   Retirement Income Limitations

       The provisions of this Section 4.10 shall apply with respect to all calendar years after December 31, 1986.

       (A)    General Rule

       Unless the alternative limitation of Paragraph (B) below applies, a Participant's Annual Benefit shall not exceed the lesser of the following amounts:

       (1)    Ninety thousand dollars ($90,000), adjusted as described below;
               or

       (2) The amount of the Participant's Average Annual Compensation, as defined in Paragraph (I) below.

       As of January 1 of each calendar year, the adjusted dollar limitation for such calendar year announced by the Commissioner of Internal Revenue pursuant to Section 415(d) of the Code shall automatically be substituted for the ninety thousand dollar ($90,000) amount set forth in Subparagraph (1) above and shall become the dollar limitation applicable under the Plan during such calendar year. The adjusted dollar limi tation for a calendar year shall apply in determining the amount of all Annual Benefits commencing in such calendar year, and such Annual Bene fits thereafter shall not be adjusted (except as provided in the following sentence). In the case of a Participant whose Employment ter minates on or after January 1, 1993, and whose Annual Benefit is limited by the dollar limitation under Subparagraph (1) above, such Annual Benefit shall automatically be recalculated as of January 1 of each calendar year following the termination of his or her Employment, commencing on January 1, 1994, to reflect the adjusted dollar limitation for such calendar year. An increased Retirement Benefit resulting from the recalculation of the Annual Benefit shall be payable under the Plan in the same form as the original Retirement Benefit. No further adjustments shall be made once the adjusted dollar limitation exceeds the amount of the Annual Benefit.

       If a Participant's Annual Benefit would exceed the limitation of this
       Section 4.10, then such Annual Benefit shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Paragraph (H) below; provided, however, that a Participant's Annual Bene fit shall in no event be reduced below the amount of such Annual Benefit as of December 31, 1986, determined under the applicable plans (including their benefit limitations) as then in effect.

       (B)    Alternative Limitation for Retirement Income up to
              $10,000

               A Participant's Retirement Income shall not be subject to the limitations of Paragraph (A) above if each of the following requirements is met:

               (1) The sum of the Participant's annual Retirement Income under this Plan and his aggregate annual retirement benefits under all other qualified defined-benefit plans maintained by any Affiliate does not exceed the lesser of
                      (i) ten thousand dollars ($10,000) or (ii) the amount determined under Paragraph (D) below (concerning only Participants whose Period of Service is less than ten
                      (10) years); and

               (2) The Participant has never participated in a qualified defined-contribution plan maintained by any Affiliate.

       (C)    Reduced Limitations for Participants With Less Than
              10 Years of Participation

               In the case of a Participant whose Credited Period of Service is less than ten (10) years, the amount described in Paragraph
               (A)(1) above shall be multiplied by a fraction determined as follows:

               (1) The numerator of such fraction shall be the number of completed months in such Credited Period of Service (but not less than twelve (12)); and

               (2) The denominator of such fraction shall be one hundred twenty (120).

               To the extent provided in Income Tax Regulations, this Para graph (C) shall apply separately to each change in the benefit structure of the Plan, as if such change caused the commencement of a new Credited Period of Service.

       (D)    Reduced Limitations for Participants With Less Than
              10 Years of Service

               In the case of a Participant whose Period of Service is less than ten (10) years, the amount described in Paragraph (A)(2) above and the ten thousand dollar ($10,000) amount described in Paragraph (B)(1) above shall be multiplied by a fraction determined as follows:

               (1) The numerator of such fraction shall be the number of completed months in such Period of Service (but not less than twelve (12)); and

               (2) The denominator of such fraction shall be one hundred twenty (120).

       (E)    Adjusted Dollar Limitation for Benefits Commencing
              Before or After the Social Security Retirement Age

               In the case of a Participant whose Retirement Income commences before his Social Security retirement age, the dollar amount described in Paragraph (A)(1) above shall be reduced. The reduced dollar amount shall be determined by treating the dollar limitation in Paragraph (A)(1) above as an annual annuity payable for life commencing at the Participant's Social Security retire ment age and then converting it to an actuarially equivalent annual annuity payable for life commencing as of the date when the Participant's Retirement Income commences. Actuarial equiva lency for this purpose shall be based on the following actuarial assumptions:

               (1) For calendar years prior to January 1, 1995, the actuarial assumptions specified in Appendix A, provided that the interest rate assumption shall equal the greater of the rate specified in Appendix A or five percent (5%); and

               (2) For calendar years after December 31, 1994, the Applicable Mortality Table and an interest rate assumption equal to the greater of the rate specified in Appendix A or the Applicable Interest Rate.

               In the case of a Participant whose Retirement Income commences after his Social Security retirement age, the amount described in Paragraph (A)(1) above shall be increased. The increased dollar limit shall be determined by treating the dollar limitation in Paragraph (A)(1) above as an annual annuity payable for life commencing at the Participant's Social Security retirement age and then converting it to an actuarially equivalent annual annuity payable for life commencing as of the date when the Retirement Income commences. Actuarial equivalency for this purpose shall be based on the following actuarial assumptions:

               (1) For calendar years prior to January 1, 1995, the actuarial assumptions specified in Appendix A, provided that the interest rate assumption shall equal the lesser of the rate specified in Appendix A or five percent (5%); and

               (2) For calendar years after December 31, 1994, the Applicable Mortality Table and an interest rate assumption equal to the lesser of the rate specified in Appendix A or five percent (5%).

               For purposes of this Paragraph (E), a Participant's "Social Security retirement age" means the age determined pursuant to the following schedule:

               Date of Participant's Birth          Age

               Before January 1, 1938 ...........   65

               On or after January 1, 1938
               but before January 1, 1955 .......   66

               On or after January 1, 1955 ......   67

       (F)    Combined Limitation on Benefits and Contributions

               The sum of a Participant's Defined-Benefit Plan Fraction and his Defined-Contribution Plan Fraction shall not exceed one (1) with respect to any calendar year. The terms "Defined-Benefit Plan Fraction" and "Defined-Contribution Plan Fraction" shall have the meaning given to such terms by Section 415(e) of the Code and the regulations thereunder. If a Participant would exceed the foregoing limitation, then his Annual Benefit shall be reduced as necessary pursuant to Paragraph (A) above; provided, however, that the changes in this Section 4.10 taking effect on January 1, 1987 shall in no event reduce a Participant's Annual Benefit (in any form) below the amount of such Annual Benefit as of December 31, 1986, determined under the applicable plans (including their benefit limitations) as then in effect.

       (G)    Affiliate

               For purposes of this Section 4.10, the term "Affiliate" shall include any Affiliate (as defined in Section 1.3), except that, for purposes of this Section 4.10 only, the phrase "more than fifty percent (50%)" shall be substituted for the phrase "at least eighty percent (80%)" wherever it occurs in Section 1.3, and the penultimate sentence of Section 1.3 shall not apply.

       (H)    Annual Benefit

               For purposes of this Section 4.10, a Participant's "Annual Benefit" shall be equal to the sum of the following:

               (1) The annual Retirement Income to which the Participant is entitled under this Plan; and

               (2) The aggregate annual retirement benefits (if any) to which the Participant is entitled under all other qualified defined-benefit plans maintained by any Affiliate.

               A Participant's Supplemental Retirement Income shall not be considered a part of the Participant's "Annual Benefit."

               If an Annual Benefit (or any portion thereof) is payable in any form other than a single-life annuity or a qualified joint and survivor annuity, as defined in Section 417(b) of the Code, then such Annual Benefit (or such portion) shall, for purposes of this Paragraph (H), be converted into a single-life annuity which is its actuarial equivalent. Actuarial equivalency for this purpose shall be based on the following actuarial assumptions:

               (1) For calendar years prior to January 1, 1995, the actuarial assumptions specified in Appendix A, provided that the interest rate assumption shall equal the greater of the rate specified in Appendix A or five percent (5%); and

               (2) For calendar years after December 31, 1994, the Applicable Mortality Table and an interest rate assumption equal to the greater of the rate specified in Appendix A or the Applicable Interest Rate.

       (I)    Applicable Interest Rate

               For purposes of this Section 4.10, the term "Applicable Interest Rate" shall mean the annual rate of interest on 30-year Treasury securities for the month before the date of distribution or such other time as the Secretary of the Treasury may prescribe.

       (J)    Applicable Mortality Table

               For purposes of this Section 4.10, the term "Applicable Mortality Table" shall mean the table prescribed by the Secretary of the Treasury, which is based on the prevailing commissioners' standard table used to determine reserves for group annuity contracts issued on the date as of which present value is being determined.

       (K)    Average Annual Compensation

               For purposes of this Section 4.10 only, the term "Average Annual Compensation" shall mean the Participant's annual Compensation, as defined in Paragraph (L) below, averaged over that series of consecutive twelve (12) month periods (not in excess of three
               (3)) for which his cumulative Compensation is highest. In the case of a Participant who has severed from all employment with any Affiliate, the amount determined under the preceding sentence shall be increased with respect to any calendar year following his separation from employment by multiplying it by a fraction determined as follows:

               (1) The numerator of such fraction shall be the amount described in Paragraph (A)(1) above, as in effect for such calendar year; and

               (2) The denominator of such fraction shall be the amount described in Paragraph (A)(1) above, as in effect for the calendar year in which the Participant severed from all employment with any Affiliate; provided that such denomi nator shall in no event be greater than the numerator described in Subparagraph (1) above.

       (L)    Compensation

               For purposes of this Section 4.10 only, the term "Compensation" shall mean "wages," as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in "wages" based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

4.11   Return to Employment Following Retirement

       If a Participant returns to the service of an Employer after his Retirement Date (other than an In-Service Retirement Date):

       (A) If he had completed at least a thirty (30) year Credited Period of Service prior to his Retirement Date, his Retirement Income and Supplemental Retirement Income benefits shall continue to be paid to him during his period of reemployment.

       (B) If he had completed less than a thirty (30) year Credited Period of Service prior to his Retirement Date, his Retirement Income and Supplemental Retirement Income benefits shall cease until a subsequent Retirement Date (including an In-Service Retirement
               Date) occurs.

       The Retirement Income benefit of a reemployed Participant shall be recomputed upon his subsequent retirement, based on his Retirement Income accrued pursuant to Section 4.1 before and after the return to employment and his then attained age, and then shall be reduced, in accordance with the Actuarial Equivalent Factors set forth in Appendix A, to take into account all Retirement Income payments that he previously received. The recomputed Retirement Income, however, shall in no event be lower than the original Retirement Income.

       Whenever a Participant has attained the age of sixty- five (65) and such Participant's Supplemental Retirement Income benefits are suspended pursuant to this Section 4.11, if the Participant again becomes entitled to receive Supplemental Retirement Income benefits, such benefits first shall be increased, in accordance with the Actuarial Equivalent Factors set forth in Appendix A, to reflect the value of the Supplemental Retirement Income that was suspended under this Section 4.11 after the Participant attained the age of sixty-five (65), and then shall be reduced, in accordance with such factors, to take into account all Supplemental Retirement Income payments that he previously received.

4.12   Deemed Termination After Normal Retirement Date

       Sections 4.6 and 4.11 notwithstanding, in the case of a Participant who is reemployed after or is employed beyond his Normal Retirement Date, the Participant's employment shall be deemed to terminate for the pur poses of the Plan immediately prior to the first day of any calendar month in which there are less than eight days during which he is paid (or is entitled to payment) by an Affiliate, whether for the performance of duties or for any other reason. Accordingly, the first day of such month shall be considered a Postponed Retirement Date and payment of the Participant's Retirement Income and Supplemental Retirement Income (if any) shall commence as of such date, as provided in Section 4.6. However, the Participant shall be deemed reemployed immediately prior to the first day of any calendar month in which there are eight or more such days, and his Retirement Income and Supplemental Retirement Income shall not be payable for such month unless such benefits otherwise would be payable pursuant to Section 4.11. Upon a Participant's actual Postponed Retirement Date or In-Service Retirement Date, this Section
       4.12 shall cease to apply and the Participant's Retirement Income and Supplemental Retirement Income shall be recomputed in the manner described in Section 4.6. For the purposes of this Section 4.12, whether a corporation is an Affiliate shall be determined as of the Participant's Normal Retirement Date and without regard to the penultimate sentence of Section 1.3.

4.13   Prior Benefit Accrual

       The provisions of this Section 4.13 shall supersede any conflicting provisions of the Plan.

       (A) In the case of a Participant who was an Employee on May 31, 1989, his total Retirement Income shall in no event be less than his Retirement Income calculated (i) by counting only his Credited Period of Service before June 1, 1989, and (ii) by applying all of the provisions of the Plan in effect from time to time before June 1, 1989. This calculation shall be made on the assumption that the Participant separated from all service with Affiliates on May 31, 1989, and without regard to any changes in the amount of his Average Annual Compensation or primary Social Security benefit after May 31, 1989.

              In calculating Average Annual Compensation for purposes of this
               Paragraph (A) only, the dollar limit described in Section 1.14 shall not apply.

       (A) In the case of a Participant who was an Employee on December 31, 1992, his total Retirement Income shall in no event be less than his Retirement Income calculated (i) by counting only his Credited Period of Service before January 1, 1993 and (ii) by applying all of the provisions of the Plan in effect from time to time before January 1, 1993. This calculation shall be made on the assumption that the Participant separated from all service with Affiliates on December 31, 1992, and without regard to any changes in the amount of his Average Annual Compensation or Average Social Security Base after December 31, 1992.

       (B) In the case of a Participant who was an Employee on May 31, 1994, his total Retirement Income shall in no event be less than the sum of: (i) his Retirement Income calculated by counting only his Credited Period of Service before June 1, 1994, and applying all of the provisions of the Plan in effect from time to time before June 1, 1994 (ignoring the effects of Sections 4.8 and 4.13(B)), and (ii) his Retirement Income calculated by counting only his Credited Period of Service on and after June 1, 1994, and applying all of the provisions of the Plan in effect from time to time on and after June 1, 1994. The calculation in (i) above shall be made on the assumptions that the Participant separated from all service with Affiliates on May 31, 1994 and that the limitation in effect under Code section 401(a)(17) was $235,840 for all Plan Years before June 1, 1994, and without regard to any changes in the amount of his Average Annual Compensation or primary Social Security benefit after May 31, 1994.

4.14   Disabled Participants

       Any other provision of the Plan to the contrary notwithstanding, if a Participant becomes disabled before his Normal Retirement Date he shall be subject to the following provisions of this Section 4.14. A disabled Participant shall be considered to be a Participant and an Employee in the service of the Employer (for purposes of this Plan only). Subject to the provisions of Section 4.15, the disabled Participant shall continue to receive credit toward his Period of Service and Credited Period of Service during the period of his disability, the latter based on the assumption that his Compensation for such period is equal to his rate of basic earnings last paid by the Employer.

       "Disabled" means a Participant who is eligible for and receiving benefits under the Company's Long Term Disability Plan.

4.15   Cessation of Disability

       If a Participant who was disabled ceases to be disabled before his Retirement Date, no further Retirement Income shall be credited to him pursuant to Section 4.14. If such Participant shall not then resume active employment with an Employer, he shall be deemed a terminated Employee as of the date he became disabled and his right to receive Retirement Income, if any, from the Plan shall be determined pursuant to
       Article 5 (Termination of Employment Prior to Retirement). If such Participant shall resume active employment with an Employer, he shall be immediately eligible to resume accrual of Retirement Income pursuant to
       Section 4.1.  The Retirement Income standing to his credit by reason of
       Section 4.14, as well as Retirement Income credited after such resumption of employment, shall be subject to all the provisions of the Plan.
                                    ARTICLE 5

                  TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT

5.1    Termination of Service After Vesting

       If a Participant (i) separates from all service with any Affiliate prior to an Early Retirement Date, other than by reason of death, and (ii) has completed a five (5) or more year Period of Service, then he shall be entitled to receive either:

       (A) Commencing as of his Normal Retirement Date, one hundred percent (100%) of the Retirement Income accrued by him pursuant to
               Article 4; or

       (B) Commencing on the first day of any month coincident with or following his fifty-fifth (55th) birthday and prior to his Normal Retirement Date, as selected by the Participant pursuant to
               Section 6.3(E), the Retirement Income benefit described in Paragraph (A) above, reduced by five-ninths of one percent (5/9%) for each of the first sixty (60) months, and five-eighteenths of one percent (5/18%) for each of the next sixty (60) months, by which the commencement of such benefit precedes the Participant's Normal Retirement Date.

       If the Participant made employee contributions under a Prior Plan or the Natomas Plan, the Participant shall receive a Supplemental Retirement Income benefit. Such benefit shall commence on the Participant's Normal Retirement Date unless he elects to commence his Retirement Income on an earlier date pursuant to Paragraph (B) above, in which case his Supplemental Retirement Income also shall commence on such earlier date and shall be reduced in accordance with Section 4.7.

       For the purpose of determining a Participant's nonforfeitable right to a Retirement Income pursuant to this Section 5.1, a Participant who transferred between Pacific Far East Line, Inc. ("PFEL") and the Company prior to July 1, 1971, was employed by PFEL on such date and terminated from employment with PFEL after March 1, 1973, shall receive credit toward his Period of Service for his employment with PFEL.

5.2    Termination of Service Before Vesting

       Subject to Section 4.7, a Participant other than a Natomas Transferee who separates from all service with any Affiliate prior to his attainment of age sixty-five (65) and prior to his completion of a five
       (5) year Period of Service, for reasons other than retirement on his Retirement Date, shall not be entitled to any Retirement Income benefits under the Plan.

       A Natomas Transferee who separates from service prior to his attainment of age sixty-five (65) and prior to his completion of a five (5) year Period of Service, for reasons other than retirement on his Retirement Date, shall be entitled to a Retirement Income equal to the annual normal retirement benefit that he had accrued under the Natomas Plan as of the date of his transfer to an Employer. Such Retirement Income shall be payable pursuant to the provisions of Section 5.1.

5.3    Forfeitures

       Prior to the termination of the Plan, any forfeiture arising from the operation of this Article 5 or any other provision of the Plan shall be used to reduce future Employer contributions pursuant to Article 8.
                                    ARTICLE 6

                            FORMS OF BENEFIT PAYMENT

6.1    Normal Form of Retirement Income

       (A)    Single Participants

               Except as otherwise provided for Married Participants pursuant to Paragraph (B) below, the Retirement Income shall be payable in the form of a monthly payment commencing as of the Participant's Retirement Date and terminating with the last monthly payment due prior to his death.

       (B)    Married Participants

               In the case of a Married Participant who has been married for at least one (1) year at the time of his death and had been married to the same spouse before his Annuity Starting Date, the Actuarial Equivalent of the Participant's Retirement Income shall be payable to him in the form of a monthly payment commencing as of the Participant's Retirement Date and, after the Participant's death, such spouse who is living at the time of the Participant's death shall continue to receive fifty percent (50%) of such monthly payments for life.

       (B) Prior Actuarial Assumptions Preserved as to December 31, 1992 Accrued Benefit

               Monthly payments to be made to a Participant and surviving spouse under Paragraph (B) shall in no event be less than the payments that would be made if the Participant's Retirement Income were no greater than the Retirement Income calculated as of December 31, 1992, using the assumptions specified in Paragraph (B) of Section 4.13, and such Retirement Income were paid in the form described in Section 6.1 of the Plan as in effect on December 31, 1992.

6.2    Normal Form of Supplemental Retirement Income

       (A)    Single Participants

               Except as otherwise provided for Married Participants pursuant to Paragraph (B) below, or unless an optional form of Retirement Income described in Section 6.3 is duly elected by a Participant pursuant to Section 6.3(E), the Supplemental Retirement Income provided pursuant to Section 4.7, if any, shall be payable in the form of a monthly payment commencing as of his Retirement Date and terminating with the last monthly payment due prior to his death.

       (B)    Married Participants

               Solely with respect to Married Participants, unless an optional form of Retirement Income described in Section 6.3 is duly elected, the Supplemental Retirement Income provided pursuant to
               Section 4.7 shall be the Actuarial Equivalent of the Supplemental Retirement Income provided under Paragraph (A) above, payable as a reduced monthly Supplemental Retirement Income to such Married Participant for life commencing as of his Retirement Date. Upon the death of the Married Participant, fifty percent (50%) of the reduced Supplemental Retirement Income shall be paid to and during the life of the spouse to whom the Participant was married on the date when the Supplemental Retirement Income became payable, if such spouse is then living. Such payments shall terminate with the last monthly payment due prior to the spouse's death.

6.3    Optional Forms of Retirement Income

       Within a reasonable time before the Participant's Annuity Starting Date, the Company shall make available to such Participant (i) a written explanation of the terms and conditions of the normal form of Retirement Income, (ii) a written explanation of the Participant's right to make or revoke an election of an optional form of Retirement Income and of the effect of such election or revocation, (iii) a written explanation of the effect of a failure to make an election of an optional form of payment and (iv) a written explanation of the rights of the Participant's spouse under Paragraph (E) below.

       In lieu of the normal form of Retirement Income provided in Section 6.1 and the normal form of Supplemental Retirement Income provided in
       Section 6.2, a Participant may elect one of the following options, subject to the conditions of Paragraph (E) below:

       (A)    Supplemental Retirement Income Options

       A Participant who is not eligible to receive a Retirement Income but who is eligible to receive a Supplemental Retirement Income pursuant to Sec tion 4.7 may elect, during the election period described in Paragraph (E) below, to receive his Accumulated Contributions in a single lump sum, payable upon his separation from all service with any Affiliate. The amount of his Accumulated Contributions shall contain interest accrued to the date of payment in accordance with Section 1.1. In the case of a Married Participant, the election shall be effective only when agreed to in writing by such Participant's spouse in the manner described in Paragraph (E) below.

       A Married Participant who (i) does not elect to receive his Supplemental Retirement Income pursuant to the foregoing paragraph and (ii) does not elect to receive an optional form of Retirement Income pursuant to Paragraphs (B) or (D) below may elect, during the election period described in Paragraph (E) below, to receive his Supplemental Retirement Income commencing upon his Retirement Date and terminating with the last monthly payment prior to his death. Such Supplemental Retirement Income shall be the Actuarial Equivalent of the Supplemental Retirement Income otherwise payable under Section 6.2(B). The election shall be effective only when agreed to in writing by the Married Participant's spouse in the manner described in Paragraph (E) below. However, the election may be revoked by the Married Participant by means of a written notice to the Company at any time prior to the commencement of such payments, which revocation shall become effective immediately.

       A Participant who (i) does not elect to receive his Supplemental Retirement Income in an optional form described above and (ii) elects to receive his Retirement Income in an optional form pursuant to Paragraphs (B), (C) or (D) below shall receive his Supplemental Retirement Income in the same form as his Retirement Income. If Para graph (B) below is elected, the actual Supplemental Retirement Income payable shall be the Actuarial Equivalent of the benefit payable under
       Section 6.2. If a lump sum payment under Paragraph (D) below is elected, the Participant shall receive his employee contributions with interest accrued to the date of payment pursuant to Section 1.33(A). If an installment distribution under Paragraph (D) below is elected, the Participant's employee contributions with interest accrued to the date of the first installment pursuant to Section 1.33(A) shall be added to the Participant's entire interest pursuant to Paragraph (D).

       (B)    Contingent Annuitant Options

       A Participant may elect to receive the Actuarial Equivalent of the Retirement Income otherwise payable under Section 6.1, commencing upon his Retirement Date and, after his death, payable to the contingent annuitant designated by the Participant, if then living, in the same amount or in an amount equal to fifty percent (50%) of the payments made to the Participant.

       If the Participant's contingent annuitant dies before the Participant's Annuity Starting Date, the normal form of Retirement Income automatically shall become payable, as if a contingent annuitant option had not been elected, unless the Participant elects another optional form of payment within the applicable election period. If the contingent annuitant predeceases the Participant after his Annuity Starting Date, the Retirement Income payments to the Participant will not be adjusted and will cease upon the Participant's death. Except as provided in Article 7, no income will be payable to a surviving contingent annuitant if the Participant dies before his Annuity Starting Date.

       An election of a contingent annuitant option shall not become effective if an annual rate of Retirement Income of less than one hundred twenty dollars ($120) would be payable either to the Participant or to his contingent annuitant.

       (C)    Single Life Annuity for Married Participant

       A Married Participant may elect to receive his Retirement Income in the form of a monthly payment commencing as of the Participant's Retirement Date and terminating with the last monthly payment due prior to his death. An election pursuant to this Paragraph (C) shall be effective only when agreed to in writing by such Participant's spouse in the manner described in Paragraph (E) below.

       (D)    Payment in a Lump Sum or in Installments

       At the request of the Participant, payment to a retiring Participant may be made in a lump sum or, in the case of a Participant who is an Employee on December 31, 1992, in annual installments. A lump sum payment shall equal the Actuarial Equivalent of the Participant's normal form of Retirement Income as of his Retirement Date. Installments shall be paid over one of the following periods:

       (1) A period certain not longer than the life expectancy of the Participant; or

       (2) A period certain not longer than the joint life expectancy of the Participant and his spouse.

       The amount to be distributed each year shall not be smaller than the amount obtained by dividing the entire interest of the Participant at the time the distribution is made by the life expectancy of the Participant or the joint life expectancy of the Participant and his spouse (whichever is applicable). However, no distribution need be made in any year, or a lesser amount may be distributed, if the aggregate amounts distributed by the end of such year are at least equal to the aggregate of the minimum amounts required by this Paragraph (D) to be distributed by the end of such year. Any installments that remain unpaid upon the Participant's death shall be paid to his Beneficiary in a lump sum.

       A Participant's "entire interest" shall equal the lump sum value of his Retirement Income as of the Participant's Retirement Date, increased by earnings (in accordance with Section 4.9 or, if the Participant's entire interest is maintained in a separate interest-bearing account at a financial institution, the amount actually earned), and decreased by the amount of installment payments previously made.

       Life expectancies shall be determined in accordance with the regulations and tables issued under Section 72 of the Code.

       (E)    Election Requirements

       An election of an optional form of payment or a Retirement Date before the Normal Retirement Date shall be made by a Participant on the prescribed form and filed with the Company. Such election may be made only during an election period consisting of the ninety (90) consecutive days prior to the Participant's Annuity Starting Date. A Participant may revoke such an election by providing a written notice to the Company on the prescribed form at any time prior to the end of the election period.

       An election of a contingent annuitant option, the lump sum option or the installment option shall be conditioned upon submission of evidence that life insurance would be available to the Participant under the medical evidence provisions of the Company's Employee-paid life insurance plan. Any election by a Married Participant to receive an optional form of payment shall not be effective unless the Participant's spouse consents in writing within the applicable election period. The consent of the spouse shall be irrevocable unless the Married Participant revokes his or her waiver, shall acknowledge the effect of such an election and shall be witnessed by a notary public or, if permitted by the Company, by a representative of the Plan. Such consent shall not be required if
       (i) the Married Participant establishes, to the satisfaction of the Company, that the spouse cannot be located or (ii) the Married Participant is legally separated or has been abandoned (within the meaning of local law) and has an appropriate court order, unless a qualified domestic relations order provides otherwise. If the spouse is legally incompetent to give consent, the spouse's legal guardian (includ ing the Married Participant) may give consent.

6.4    Small Payments

       If the Actuarial Equivalent of all benefits payable to any person under the Plan, expressed as a lump sum, is not more than three thousand five hundred dollars ($3,500), then the Actuarial Equivalent of such benefits shall be paid to such person in a single lump sum in lieu of monthly payments. For this purpose, a Retirement Income of $0 shall be deemed paid to any Participant who separates from service without being entitled to any Retirement Income benefits, as provided under
       Section 5.2 of the Plan. The lump sum payment shall be made as soon as reasonably practicable after the Participant separates from service or, in the case of a death benefit, the date of the Participant's death. However, no distribution shall be made under the preceding sentence after a Married Participant's Annuity Starting Date, unless the Married Participant and his spouse (or surviving spouse if the Married Participant has died) consent in writing to the distribution within the ninety- (90-) day period prior to distribution.

6.5    General Rule on Commencement Dates

       All distributions under the Plan shall be made in accordance with the Income Tax Regulations under Section 401(a)(9) of the Code, including Income Tax Regulations Section 1.401(a)(9)-2 or its successor. Such regulations are incorporated in the Plan by reference and shall override any inconsistent provisions of the Plan. In applying such regulations, no individual's life expectancy shall be recalculated with respect to the payment of any Retirement Income under the Plan, except to the extent that a recalculation is requested by such individual in writing and is permitted by such regulations.
                                    ARTICLE 7

                                 DEATH BENEFITS

7.1    Surviving Spouse Benefit

       This Section 7.1 shall apply only if a Participant meets all of the following requirements:

       (A) The Participant (i) is employed by any Affiliate and has completed a five (5) or more year Period of Service, (ii) has retired on his Early Retirement Date and elected to defer commencement of his Retirement Income pursuant to Section 4.5,
               (iii) separated from all service with any Affiliate on or after June 1, 1976, with a nonforfeitable right to a Retirement Income pursuant to Sections 5.1 or 5.2, (iv) is employed by any Affil iate and qualifies as a Natomas Transferee or (v) is disabled under Section 4.14;

       (B)    The Participant dies before his Annuity Starting Date; and

       (C) The Participant had been married to the surviving spouse for at least one (1) year as of the date of his death.

       The surviving spouse of a Participant who meets the requirements of Paragraphs (A), (B) and (C) above shall be entitled to receive a Surviving Spouse Benefit. A Surviving Spouse Benefit may commence as of the first day of any month which occurs (i) not earlier than the month following the Participant's fifty-fifth (55th) birthday and (ii) not later than the later of the Participant's Normal Retirement Date or the date of the Participant's death, as the surviving spouse may elect on the prescribed form within the ninety (90) day period immediately prior to the scheduled commencement date. The amount of the Surviving Spouse Benefit shall be fifty percent (50%) of the Actuarial Equivalent of the Retirement Income to which the deceased Participant was entitled as of the date of his death and adjusted pursuant to Section 4.5 if benefits commence prior to the deceased Participant's Normal Retirement Date.

       If the Participant made employee contributions under the Natomas Plan or a Prior Plan, the Surviving Spouse Benefit also shall include an amount, payable for the life of such spouse, which is the Actuarial Equivalent of the Participant's employee contributions plus interest pursuant to
       Section 1.33(A). If, however, the spouse does not survive to receive a total Surviving Spouse Benefit equal to the Participant's employee con tributions plus interest pursuant to Section 1.33(A) at his death, then the excess shall be paid in a lump sum to the Participant's Beneficiary.

7.2    Return of Contributions

       If a Participant who made employee contributions under the Natomas Plan or a Prior Plan dies prior to commencement of his Supplemental Retirement Income, and his spouse is not entitled to a Surviving Spouse Benefit pursuant to Section 7.1, then his employee contributions plus interest pursuant to Section 1.33(A) to the date of payment shall be paid to his Beneficiary in a lump sum. Payment shall be made as soon as practicable (but in no event later than five (5) years) after the Participant's death.

7.3    Other Death Benefits

       If a Participant's death occurs after commencement of his Retirement Income, the Plan shall not provide any death benefits except in the following cases:

       (A) If the form of Retirement Income which the Participant was receiving contains provisions for the payment of benefits after the Participant's death, a benefit shall be paid accordingly; and

       (B) If the Participant made employee contributions under the Natomas Plan or a Prior Plan, his Beneficiary shall receive, when the later to survive of the Participant or his spouse dies, a lump sum payment equal to the excess (if any) of the Participant's employee contributions plus interest pursuant to Section 1.33(A) as of the Annuity Starting Date over the total amount of Retirement Income and Supplemental Retirement Income received by the Participant and his spouse. Payment shall be made as soon as practicable (but in no event later than five (5) years) after the Participant's death.
                                    ARTICLE 8

                               FINANCING THE PLAN

8.1    Participant Contributions

       Participants are not required or permitted to contribute to the Plan. However, for any Participant who was a Participant in a Prior Plan or the Natomas Plan and had a balance in his contribution account when his participation in the Prior Plan or the Natomas Plan concluded, his balance in that account shall become a part of the Trust Fund and shall be payable in accordance with the provisions of this Plan.

8.2    Employer Contributions

       Each Employer shall make such contributions from time to time as it deems necessary to provide the benefits of the Plan. The minimum amount of such contributions shall be that amount which is required to meet the minimum funding standard of ERISA and any governmental regulations and rulings issued in connection with ERISA. However, the Employer is under no obligation to make any contributions under the Plan after the Plan is terminated, whether or not benefits accrued or vested prior to the date of termination have been fully funded.

8.3    Trust Agreement

       The Company has entered into a Trust Agreement, which shall be a part of the Plan. All contributions made pursuant to this Article 8 shall be paid to the Trust Fund. All such contributions and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and the Trust Agreement. No person shall have any interest in, or right to, any part of the funds held in the Trust Fund, except as expressly provided in the Plan or Trust Agreement.

8.4    Reversion of Assets

       Prior to the termination of the Plan, the assets of the Plan shall not inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits to Participants and their contingent annuitants and Beneficiaries and for defraying the reasonable expenses of administering the Plan, except that:

       (A) In the case of an Employer contribution which is made because of a mistake of fact, such contribution shall be returned to the Employer within one (1) year after the payment of the contribution; and

       (B) Each Employer contribution is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code. If the deductibility of a contribution is disallowed, the amount for which a deduction was disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the Employer within one (1) year after the date of disallowance.
                                    ARTICLE 9

               ADMINISTRATION OF THE PLAN AND MANAGEMENT OF ASSETS

9.1    Plan Sponsor and Plan Administrator

       The Company is the "plan sponsor" and the "plan administrator" of the Plan, as such terms are used in ERISA and the Code.

9.2    Administrative Responsibilities

       The Company shall be the named fiduciary which has the authority to control and manage the operation and administration of the Plan. The Company in its sole discretion shall make such rules, interpretations and computations and take such other actions to administer the Plan as the Company may deem appropriate. The Company shall have sole discretion to interpret the terms of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons. In administering the Plan, the Company shall act in a nondiscriminatory manner to the extent required by Section 401(a) and related provisions of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA.

9.3    Management of Plan Assets

       The Company shall be a named fiduciary with respect to control and management of the assets of the Plan, but only to the extent that it shall have the authority (i) to appoint one or more trustees to hold the assets of the Plan in trust and to enter into a trust agreement with each trustee it appoints, (ii) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints, (iii) to direct the investment of any Plan assets not assigned to an Investment Manager and (iv) to remove any trustee or Investment Manager it previously appointed. Each Investment Manager so appointed shall acknowledge in writing that it is a fiduciary with respect to the Plan.

9.4    Trustee and Investment Managers

       The Trustee shall have the exclusive authority and discretion to control and manage the Plan assets held in trust by it, except to the extent that (i) the Company directs how such assets shall be invested or
       (ii) the Company allocates the authority to manage such assets to one or more Investment Managers. Each Investment Manager appointed under
       Section 9.3 shall have the exclusive authority to manage, including the power to acquire and dispose of, the Plan assets assigned to it by the Company. The Trustee and any Investment Manager shall be solely responsible for diversifying the investment, in accordance with Section 404(a)(1)(C) of ERISA, of the Plan assets assigned to them by the Company, except to the extent that the Company directs how such assets shall be invested.

9.5    Delegation of Fiduciary Responsibilities

       The Company may engage such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to any of its responsibilities under the Plan as it shall determine to be necessary or appropriate. The Company may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities of the Company. The duties and responsibilities of the Company under the Plan shall be carried out by the directors, officers and employees of the Company, acting on behalf and in the name of the Company in their capacities as directors, officers and employees and not as individual fiduciaries. Except as provided in Section 14.1 (Review Panel), the Company is specifically prohibited from designating any director, officer or employee of the Company as a fiduciary and from allocating or delegating to any such person any of its fiduciary responsibilities.

9.6    Enrolled Actuary

       The Company shall appoint an Enrolled Actuary to make actuarial valuations of the liabilities under the Plan; to recommend to it the actuarial funding method and actuarial assumptions for use from time to time in actuarial and other computations for any purpose under the Plan; to recommend to it the range of permissible contributions to be made by each Employer; and to perform such other services as the Company shall deem necessary or desirable in connection with the administration of the Plan.

9.7    Reliance Upon Advice

       To the extent permitted by law, the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered in good faith in reliance upon, any attorney, actuary, accountant, consultant or other person selected by the Company, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee.

9.8    Funding Policy

       The Company shall have the fiduciary responsibility for establishing a funding policy and method that satisfies the requirements of Part 3 of Subtitle B of Title I of ERISA, and shall review the funding policy and method at least annually.

9.9    Communication of Financial Needs

       The Company shall communicate to the Trustee (or Investment Manager, where appropriate) from time to time (but at least annually) its determination of the Plan's short- and long-term financial needs.

9.10   Administrative Expenses

       All expenses that arise in connection with the administration of the Plan, including (but not limited to) the compensation of the Trustee, administrative expenses and proper charges or disbursements of the Trustee and compensation or other charges and expenses of any Investment Manager, attorney, actuary, accountant, consultant, or other person who shall be employed by the Company in connection with the administration of the Plan, shall be paid from the Trust Fund to the extent not paid by the Company. The Company shall have complete and unfettered discretion to determine whether an expense of the Plan shall be paid by the Company or out of the Trust Fund, and the Company's discretion and authority to direct the payment of expenses out of the Trust Fund shall not be limited in any way by any prior decision or practice regarding payment of the expenses of the Plan.

9.11   Manner of Payments

       Subject to the provisions of the Trust Agreement, the Company shall determine the manner in which the funds of the Plan shall be disbursed pursuant to the Plan.
                                   ARTICLE 10

                            AMENDMENT OR TERMINATION

10.1   Amendments

       The Company may amend (retroactively or prospectively) any or all of the provisions of the Plan at any time by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority; provided, however, that no amendment shall make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their contingent annuitants and Beneficiaries prior to the satisfaction of all liabilities with respect to Participants and their contingent annuitants and Beneficiaries under the Plan; and provided that no amendment shall make it possible to deprive any Participant of a previously accrued benefit, except to the extent permitted by Section 412(c)(8) of the Code.

10.2     Merger, Consolidation or Transfer

       Except as otherwise provided in regulations under the Code, in the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that each Participant would be entitled to receive if the Plan were to terminate immediately after the merger, consolidation or transfer shall not be less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

10.3     Rights and Obligations Upon Termination

       (A) It is the intention of the Company that the Plan will continue indefinitely, but the Company may, at any time and for any reason, by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority, terminate the Plan or permanently discontinue Company contributions with respect to any or all Employers hereunder without terminating the Trust Agreement or the other provisions of the Plan. Any other provision hereof notwithstanding, no Employer shall have any obligation to continue to make contributions to the Plan after the termination thereof with respect to such Employer. Upon termination of the Plan, the accrued benefits of all Employees (to the extent funded) shall become fully vested and nonforfeitable.

       (B) It is the intent of this Section 10.3 that any termination of the Plan be accomplished in accordance with ERISA Section 4044 and Sections 401(a)(4) and 411(d)(3) of the Code and related regulations. Prior to any intended termination of the Plan, the Plan shall be amended to provide for allocation and distribution of Plan assets attributable to accrued benefits among Participants and Beneficiaries in compliance with such laws, and such allocation and distribution shall then be made by the Company in accordance with the Plan as so amended. Upon termination of the Plan, excess assets of the Trust Fund shall revert to the Company to the extent permitted by ERISA.

       (C) If any partial termination (as determined by the Company in accordance with applicable Code provisions) of the Plan occurs, then the accrued benefits of those Employees with respect to whom the Plan is so terminated (to the extent funded) shall become fully vested and nonforfeitable.

       (D) Until the final distribution of all Plan assets allocated on account of any termination or partial termination of the Plan, the Trust Fund shall continue, and the Company and the Trustee shall continue to have and may exercise all of the powers conferred upon them by the Plan and the Trust Agreement.

10.4     Limitations Upon Highest-Paid Employees

         (A)    Restriction on Benefits

               In the event of the termination of the Plan, the benefit of any Highly Compensated Employee or any Highly Compensated Former Employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

         (B)    Pre-Termination Restrictions on Distributions

                (1)  Limit on Annual Payments

                      The annual payments to a Restricted Employee under the Plan shall be restricted to an amount equal to the payments that would be made on behalf of such Restricted Employee under a single-life annuity that is the Actuarial Equivalent of the sum of his accrued benefit and his other Benefits under the Plan. The restrictions in this Section 10.4 shall not apply, however, if:

                      (a)    After payment to a Restricted Employee of all
                              Benefits, the value of the Plan's assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities (as defined in Section 412(l)(7) of the Code); or

                      (b)    The value of the Benefits for a Restricted
                              Employee is less than one percent (1%) of the value of current liabilities; or

                      (c)    The value of the Benefits for a Restricted
                              Employee is $3,500 or less.

                (2)  Definition of Benefit

                      For purposes of this Section 10.4 only, the term "Benefit" shall include, among other benefits, loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Participant and any death benefits not provided by insurance on the Participant's life.

                (2)  Definition of Restricted Employee

                      For purposes of this Section 10.4 only, the term "Restricted Employee" with respect to any Plan Year shall mean one of the twenty-five (25) Highly Compensated Employees and Highly Compensated Former Employees whose Compensation (as defined in Section 4.10) is highest for such Plan Year.
                                   ARTICLE 11

                               GENERAL PROVISIONS

11.1   No Implied Employment Contract

       The Plan shall not be deemed (i) to give any Employee or other person any right to be retained in the employ of an Employer nor (ii) to interfere with the right of an Employer to discharge any Employee or other person at any time and for any reason.

11.2   Benefits Not Assignable

       Except as otherwise provided in Section 11.7 or Section 414(p) of the Code with respect to qualified domestic relations orders, no distribution or payment under the Plan to any Participant, Beneficiary or contingent annuitant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any distribution or payment in any way be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to the distribution or payment. If any Participant, Beneficiary or contingent annuitant has been adjudicated a bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment, voluntar ily or involuntarily, then the Company, in its discretion, may direct the Trustee to hold or apply the distribution or payment or any part thereof to or for the benefit of such Participant, Beneficiary or contin gent annuitant in such manner as the Company shall direct. The Company shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under qualified domestic relations orders.

11.3   Payments Under Qualified Domestic Relations Order (QDRO)

       The creation or recognition of the right of an Alternate Payee to any Retirement Income payable with respect to a Participant by, and the payment of benefits pursuant to, a qualified domestic relations order (as defined in Section 414(p) of the Code) shall not constitute a violation of Section 11.2. The Company shall establish reasonable, written procedures to determine the qualified status of a domestic relations order and to administer distributions under such orders. Pur suant to a qualified domestic relations order, the Plan may distribute the Actuarial Equiva-lent of any benefit payable to an Alternate Payee prior to the Participant's Annuity Starting Date, but no earlier than the Participant's Early Retirement Date or (if earlier) Normal Retirement Date, without regard to whether the Participant is then retired. An Alternate Payee's election of a contingent annuitant option, lump sum option or installment option for distribution of his or her Plan benefit shall be conditioned upon insurability requirements equivalent to those applicable to the Participant under Section 6.3(E) of the Plan. To the extent that a qualified domestic relations order creates, assigns or recognizes an Alternate Payee's right to any portion of the Retirement Income otherwise payable to or with respect to a Parti cipant, such portion thereafter shall not be taken into account in determining the Retirement Income payable to or with respect to such Participant.

11.4   Payments of Benefits to Infants or Incompetents

       If the Company determines that any person entitled to payments under the Plan is an infant or is incompetent by reason of a physical or mental disability, then it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility for the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Employer, the Trustee and the Company.

11.5   Proof of Age and Marriage

       Participants, spouses and contingent annuitants shall furnish proof of age and marital status satisfactory to the Company at such time or times as the Company may prescribe. Subject to Section 6.5, the Company may delay the disbursement of any benefit due under the Plan until all pertinent information with respect to age and marital status has been so furnished.

11.6   Source of Benefits

       The Trust Fund shall be the sole source of benefits under the Plan, and each Employee, Participant, contingent annuitant, Beneficiary or other person who claims the right to any payment or benefit under the Plan shall only be entitled to look to the Trust Fund for such payment or benefit and shall not have any right, claim or demand therefor against any Employer or any officer or director of the Employer.

11.7   Overpayments and Underpayments

       If any person has received a payment from the Plan in excess of the amount (if any) to which he was entitled under the Plan, then the excess may be withheld from one or more subsequent payments to such person (or to any person who derives his rights under the Plan from the person who received the overpayment); provided that no single periodic payment under the Plan shall be reduced by more than twenty-five percent (25%) on account of one or more prior overpayments. In addition, the Company may employ any other lawful means to recover overpayments on behalf of the Plan. If any person has received less than the amount to which he is entitled under the Plan, then the entire amount of the deficiency shall be paid to him (or to his representative) as soon as reasonably practicable after the discovery of the underpayment.

11.8   Service in Multiple Fiduciary Capacities

       Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Agreement.

11.9   Criminal Acts

       Any Participant who (i) has not attained the age of sixty-five (65),
       (ii) has less than a five (5) year Period of Service and (iii) admits to, or is convicted of, any criminal act against an Employer shall not be entitled to any Retirement Income benefits for service after November 15, 1972, attributable to Employer contributions, unless the Plan is terminated prior to the date when he admits to, or is convicted of, such criminal act.

11.10  IRS Qualification

       The Company intends that the Plan (including the Trust Agreement forming a part thereof) shall be a qualified pension plan for the exclusive benefit of Employees and their Beneficiaries, as provided in Sections 401(a) and 501(a) of the Code.

11.11  Construction of Plan

       Headings to the Articles, Sections or Subsections of the Plan are for reference only. In the event of a conflict between a heading and the text of the Plan, the text of the Plan shall control. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

       Words indicating gender shall be construed to include males and females wherever appropriate. The singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires.

11.12  Forms for Plan Communications

       All communications from a Participant or other person with regard to the Plan shall become effective only when made in writing and filed with the Company. If the Company has adopted prescribed forms for any com munications, such communications shall be effective only if filed on such forms.

11.13  Governing Law

       The provisions of the Plan shall be construed, administered and governed according to ERISA and, to the extent not superseded by ERISA, the laws of the State of California.
                                   ARTICLE 12

                                PERIOD OF SERVICE

12.1     Period of Employment Relationship

       An individual's Period of Service shall include any period during which he maintains an employment relationship with any Affiliate, determined as follows:

         (A)    General Rule

               An individual's employment relationship shall begin as of the date on which he first performs duties as an employee of any Affiliate for which he receives (or is entitled to receive) com pensation and shall end as of the date on which he retires, dies, quits, is discharged or otherwise severs from all employment with any Affiliate.

         (B)    Approved Absence

               If an individual is absent (with or without pay) with the approval of an Affiliate and if the absence does not exceed twelve (12) months, then the absence shall not be considered a quit. If the absence exceeds twelve (12) months but the individual complies with all terms and conditions imposed from time to time by the Affiliate (which may include a requirement of reemployment), then the absence also shall not be considered a quit. If the absence exceeds twelve (12) months and if the individual fails to comply with such terms and conditions, then the absence shall be considered a quit as of the expiration of the first twelve (12) months.

         (C)    Military Leave

               If an individual enters into military service with the United States, then his entry into military service shall not be considered a quit; provided, however, that the entry into military service shall be considered a quit as of the time when it occurs if the individual fails to return to employment with an Affiliate within the period during which his reemployment rights are protected by law.

12.2   Interval Between Periods of Employment

       The Period of Service of an individual who is rehired by an Affiliate within 365 days after the end of his previous employment relationship with an Affiliate, as determined pursuant to Section 12.1, shall include the period between the end of the previous employment relationship and the commencement of the new employment relationship.

12.3   Predecessor Companies

       In determining an individual's nonforfeitable interest in his Retirement Income, his Period of Service also shall include any Period of Service with a company merged or consolidated with an Employer, or a substantial part of the assets or business of which has been acquired by an Employer (hereafter "Predecessor Company"):

       (A) If the Employer continues to maintain an employee pension benefit plan of such Predecessor Company;

       (B) If, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

       (C) If, and to the extent, granted by the Company in its sole discretion, effected on a nondiscriminatory basis, regarding all persons similarly situated.

       For purposes of determining an individual's Retirement Income benefit, his Period of Service also may include a Period of Service with a Predecessor Company to the extent granted by the Company in its sole discretion, effected on a nondiscriminatory basis regarding all persons similarly situated.

12.4   Other Periods

       An individual's Period of Service shall include the following:

       (A) Any period prior to August 31, 1983, which constituted a Period of Service under a Prior Plan;

       (B) In the case of a Natomas Transferee, the period of service completed by the Natomas Transferee prior to his transfer, as determined under the provisions of the Natomas Plan applicable to service for vesting purposes; and

       (C) Any other period which constitutes a Period of Service under such written, uniform and nondiscriminatory rules as the Company may adopt from time to time.

12.5   Years in a Period of Service

       All of an individual's Periods of Service determined pursuant to this
       Article 12 shall be aggregated on the basis of months. The number of years in the individual's aggregate Period of Service is determined by dividing the number of months in such period by twelve (12). Partial months of service are rounded up to the next higher whole month.
                                   ARTICLE 13

                              CLAIMS AND INQUIRIES

13.1   Application for Benefits

       Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his death, by his surviving spouse or Beneficiary.

13.2   Denial of Application

       In the event that an application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than ninety (90) days) after the Company received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than one hundred eighty (180) days after the Company received the application.
                                   ARTICLE 14

                             REVIEW OF DENIED CLAIMS

14.1   Review Panel

       The Company shall from time to time appoint a panel (the "Review Panel") which shall consist of three (3) individuals who may, but need not, be Employees. The Review Panel shall be the named fiduciary which has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

14.2   Request for Review

       An applicant whose application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within ninety (90) days after receiving written notice of the denial from the Company. The Company shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

14.3   Decision on Review

       The Review Panel shall act on each request for a review within sixty
       (60) days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than one hundred twenty (120) days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and to the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

14.4   Rules and Interpretations

       The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Article 14.

14.5   Exhaustion of Remedies

       No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 13.1, (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance Section 14.2 and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Review Panel has failed to take any action on the claim within the time prescribed by Sections 13.2 and 14.3, respectively.
                                   ARTICLE 15

                              TOP-HEAVY PROVISIONS

15.1   Determination of Top-Heavy Status

       Any other provision of the Plan notwithstanding, this Article 15 shall become effective for any Plan Year beginning after December 31, 1983, in which the Plan is a Top-Heavy Plan. The Plan shall be considered a "Top-Heavy Plan" for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds sixty percent (60%).

15.2   Minimum Benefit

       The annual Normal Retirement Income of each Participant shall not be less than the product of (i) two percent (2%) of the Participant's Average Compensation, as defined in Section 15.6(C), and (ii) the number of the Participant's Qualifying Years not in excess of ten (10).

15.3   Minimum Vesting

       Any other provision of the Plan notwithstanding, the vesting requirement under Section 5.1 shall be a three (3) or more year Period of Service (instead of a five (5) or more year Period of Service) for each Partici pant who completes any Period of Service in a Plan Year in which the Plan is a Top-Heavy Plan.

15.4   Effect of Change in Top-Heavy Status

       If the Plan at any time is a Top-Heavy Plan and thereafter ceases to be a Top-Heavy Plan, each Participant who would be vested under Section
       15.3 as of the May 31 in the last Plan Year in which the Plan is a Top-Heavy Plan shall thereafter continue to be vested. Each other Participant shall be vested in accordance with Article 4 or 5, whichever is applicable. After the Plan ceases to be a Top-Heavy Plan, a Participant's Retirement Income shall be determined under Article 4 or 5, whichever is applicable, except that such benefit shall not be less than the benefit accrued under Section 15.2 as of the May 31 in the last Plan Year in which the Plan was a Top-Heavy Plan.

15.5   Impact on Benefit Limitations

       For each calendar year within a Plan Year in which the Plan is a Top-Heavy Plan, the number "1.00" shall be substituted for the number "1.25" wherever it appears in Sections 415(e)(2) and (3) of the Code; provided, however, that such substitution shall not have the effect of reducing any benefit accrued under this Plan or any other defined-benefit plan maintained by any Affiliate prior to the first day of the Plan Year in which this Section 15.5 becomes applicable.

15.6   Definitions

       For purposes of this Article 15, the following definitions shall apply:

       (A) "Affiliate" means each Affiliate, as defined in Section 1.3, except that the penultimate sentence of Section 1.3 shall not apply.

       (B) "Aggregation Group" means a group of qualified plans consisting of:

               (1) Each plan of the Affiliates in which a Key Employee participates and each other plan of the Affiliates which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code; or

               (2) All plans of the Affiliates included under (1) above, plus, at the election of the Company, one or more additional plans of the Affiliates which, when all such plans are considered together, satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

       (C) "Average Compensation" means the Participant's average annual Compensation for the series of consecutive Plan Years (not in excess of five (5)) during which the Participant had the greatest aggregate Compensation. For purposes of the preceding sentence, the following Plan Years shall be disregarded (and the preceding and following Plan Years shall be considered consecutive):

               (1) Any Plan Year during which the Participant has no Period of Service;

               (2)    Any Plan Year ending before June 1, 1984; and

               (3) Any Plan Year commencing after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

       (D)    "Compensation" shall have the meaning given such term in Section
               4.10.

       (E)    "Determination Date" means the last day of the preceding Plan
               Year.

       (F) "Key Employee" means a key employee, as defined by Section 416(i) of the Code and the regulations thereunder. In applying Section 416(i) of the Code, the term "compensation" shall have the mean ing set forth in Paragraph (D) above.

       (G) "Qualifying Year" means each Plan Year with respect to which all of the following requirements are met:

               (1)    The Plan is a Top-Heavy Plan;

               (2)    The Participant is not a Key Employee;

               (3)    The Participant completes any Period of Service; and

               (4)    The Plan Year commenced on or after June 1, 1984.

       (H) "Top-Heavy Ratio" means the top-heavy ratio for the Affiliates, as computed in accordance with Section 416(g) of the Code and the regulations thereunder. In applying Section 416(g) of the Code, the present value of accrued benefits shall be determined on the basis of the interest assumption and the mortality assumptions used for the computation of plan costs under Section 412 of the Code, and the valuation date shall be the last day of the Plan Year.
                                   ARTICLE 16

                                    EXECUTION

To record the second amendment and restatement of the Plan to read as set forth herein, effective as of January 1, 1993, the Company has caused its authorized officer to execute this document this 17th day of April, 1995.


                                             AMERICAN PRESIDENT COMPANIES, LTD.



                                             By   /s/ T.J. Windle

                                        APPENDIX A

                               ACTUARIAL EQUIVALENT FACTORS

                            Joint-and-Survivor Option Factors



Joint-and-survivor option factors shall be determined by the following formulas:

100% Continuation:

       Retirement at age 65         80.6% plus .8% for each year the contingent
                                             annuitant is older than the
                                             Employee or minus .8% for each year
                                             the contingent annuitant is younger
                                             than the Employee, but in no event
                                             greater than 98%.

       Retirement at other than     The initial factor shall be
       age 65                       increased by .6% for each year the Employee
                                             is under age 65 and decreased by
                                             .6% for each year the Employee is
                                             over age 65, but the result shall
                                             in no event be greater than 98%.

       50% Continuation:

       Retirement at age 65         89.2% plus .5% for each year the contingent
                                             annuitant is older than the
                                             Employee or minus .5% for each year
                                             the contingent annuitant is younger
                                             than the Employee, but in no event
                                             greater than 98%.

       Retirement at other than     The initial factor shall
       age 65                       be increased by .4% for each year the
                                             Employee is under age 65 and
                                             decreased by .4% for each year the
                                             Employee is over age 65, but the
                                             result shall in no event be greater
                                             than 98%.



                          Tables Illustrating Joint-and-Survivor

                              Option Factors at Various Ages

                    Contingent
Employee's            Annuitant's
Age on                Age on
Nearest               Nearest                100%                 50%
Birthday              Birthday            Continuance         Continuance

   65                  70                   .846               .917
   65                  65                   .806               .892
   65                  60                   .766               .867
   65                  55                   .726               .842
   62                  64                   .840               .914
   62                  60                   .808               .894
   60                  62                   .852               .922
   55                  53                   .850               .922


                                     Lump Sum Factors

Lump sum equivalencies of immediate annuities shall be determined by using the following mortality and interest assumptions:

       (1) Mortality: 1971 Group Annuity Table for Males, using ages set back one year.

       (2) Interest: The PBGC Rates, if the lump sum (calculated by using the PBGC Rates) does not exceed $25,000.

               120% of the PBGC Rates, if the lump sum (calculated by using the PBGC Rates) would exceed $25,000. In no event shall the actual amount of a lump sum calculated by using 120% of the PBGC Rates be less than $25,000.

               "PBGC Rates" means the interest rates which would be used (as of the date of the lump sum distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution upon plan termination.



                   Factors for Natomas Transferees and APC Transferees

The present value of the accrued benefit of each Natomas Transferee and APC Transferee shall be determined by using the following assumptions:

       (1)    Mortality:  1971 Group Annuity Table.

       (2)    Interest:  7% per annum.

       (3)    Cost-of-Living Increases:  2.5% per year.

                           Factors for Determining Eligibility
                          for a COLA-Adjusted Retirement Income

                                      Single Factors

    Age                          2.5% Factors                         1.5% Factors

     55                                 1.276                                1.166
     56                                 1.269                                1.161
     57                                 1.262                                1.157
     58                                 1.255                                1.153
     59                                 1.248                                1.149
     60                                 1.241                                1.145
     61                                 1.235                                1.141
     62                                 1.228                                1.137
     63                                 1.221                                1.133
     64                                 1.215                                1.129
     65                                 1.208                                1.125


                                 Married Factors

    Age                          2.5% Factors                         1.5% Factors

     55                                 1.430                                1.307
     56                                 1.423                                1.302
     57                                 1.415                                1.297
     58                                 1.407                                1.293
     59                                 1.399                                1.288
     60                                 1.391                                1.283
     61                                 1.385                                1.279
     62                                 1.377                                1.274
     63                                 1.369                                1.270
     64                                 1.362                                1.266
     65                                 1.354                                1.261

                       Married Factors = Single Factors / 89.2%


                                      Other Factors

All other actuarial equivalencies shall be determined by using the following assumptions:

       (1) Mortality: 1971 Group Annuity Table for Males, using ages set back one year.

       (2)    Interest:  7% per annum.
                                        APPENDIX B

                                DIRECT ROLLOVER PROVISIONS


SECTION 1.  DIRECT ROLLOVER OPTION.

       Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Appendix B, a Distributee may elect, subject to the conditions and administrative procedures prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as described in section 401(a)(31) of the Code. In the event that the Distributee elects to receive a portion of the Eligible Rollover Distribution and to transfer a portion to another Eligible Retirement Plan in a Direct Rollover, the Direct Rollover portion must be at least $500.

SECTION 2.  DEFINITIONS.

       As used herein, the following terms have the following meanings:

       (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and a distribution of less than $200.

       (b) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

       (c) "Distributee" means a Member, the Member's surviving spouse and the Member's spouse or former spouse who is an Alternate Payee

       (d) "Direct Rollover" means a payment by the Plan to an Eligible Retirement Plan, including payment effected by delivering to the Distributee a check made payable to the Eligible Retirement Plan's custodian or trustee.

       Capitalized terms used in this Appendix B that are not defined herein shall have the same meaning as those terms do in the Plan.